Contact: Keith R. Marchiando

Vice President of Finance and CFO

734-414-6100

PERCEPTRON ANNOUNCES $0.15 PER SHARE ANNUAL DIVIDEND

Plymouth, Michigan, May 21, 2014 – The Board of Directors of Perceptron, Inc. (NASDAQ: PRCP) today declared an annual dividend of $0.15 per share of common stock to be paid on June 26, 2014 to shareholders of record on June 5, 2014. This dividend represents the second year of declaring an annual dividend.

Richard Marz, Chairman of Perceptron’s Board of Directors commented, “We believe that offering a meaningful dividend continues to demonstrate our commitment to increasing shareholder value. As a Board, we believe that providing a cash return to investors via an annual dividend also expresses our continued confidence in the future of Perceptron.”

Jeff Armstrong, President and CEO of Perceptron, added, “As previously announced, for fiscal year 2014 we expect reasonable profitability and free cash flow, and with our strong cash position, we felt it was appropriate to again provide shareholders with an added return on their investment in Perceptron. As we move forward on multiple initiatives to grow and diversify our business, we will continue to review how best to deploy capital to provide the best overall return for our shareholders.”

About Perceptron®

Perceptron develops, produces, and sells non-contact 3D machine vision solutions for measurement, inspection, and robot guidance in industrial applications. Manufacturing companies throughout the world rely on Perceptron's hardware and software solutions to help them manage their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Perceptron also offers Value Added Services such as training and customer support services. Headquartered in Plymouth, Michigan, Perceptron has approximately 240 employees worldwide, with operations in the United States, Germany, France, Spain, Brazil, Japan, Singapore, China, and India. For more information, please visit www.perceptron.com.

Safe Harbor Statement

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including the Company’s expectation as to its future dividend payments, its operating results and free cash flow for fiscal year 2014 and its long-term growth objectives. When we use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our reports filed with the Securities and Exchange Commission, including those listed in “Item 1A – Risk Factors” of the Company’s Annual Report on Form 10-K for fiscal 2013. The Company’s Board of Directors may change the Company’s dividend policy and dividend amounts at any time, or discontinue the payment of dividends altogether, due to a number of factors, including covenants in the Company’s credit agreement requiring the prior approval of dividends by the Company’s bank, the Company’s levels of available capital, the Company’s future operating results, or the determination to use or reserve the Company’s cash resources for other purposes. Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

47827 Halyard Drive • Plymouth, Michigan 48170 • Phone 734-414-6100 • Fax 734 -414-4700